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                                                                  Exhibit 21.1


                            SUBSIDIARIES OF THE REGISTRANT

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
        Name of Subsidiary                                                    Jurisdiction
        ------------------                                                    ------------
1.      IFX/Communications Ventures, Inc.                               State of Delaware
2.      FX Chicago, Inc.                                                State of Delaware
        (a)    IMSI, Inc.                                               State of Illinois
3.      IFX/Telecom, Inc.                                               State of Delaware
        (a)    Telcom.Net, L.P.                                         State of Delaware
4.      IFX/EN, Inc.                                                    State of Delaware
        (a) Emerging Networks, Inc.                                     British Virgin Islands
            (i)    IFX Online, Inc.                                     State of Delaware
            (ii)   IFX/ENI-SPC I, Inc.                                  British Virgin Islands
                   (A) Internacional Conection Service 1500, C.A        Venezuela
            (iii)  IFX/ENI-SPC II, Inc.                                 British Virgin Islands
                   (A) ENI Costa Rica SRL                               Costa Rica
            (iv)   IFX/ENI-SPC III, Inc.                                British Virgin Islands
                   (A) ENI Colombia Limitada                            Columbia
            (v)    IFX/ENI-SPC IV, Inc.                                 British Virgin Islands
                   (A) Servicios de Internet ENI Chile, Limitada        Chile
                   (B) Interaccess, S.A.                                Chile
            (vi)   IFX/ENI-SPC V, Inc.                                  British Virgin Islands
                   (A) ENI de Argentina SRL                             Argentina
            (vii)  IFX/ENI-SPC VI, Inc.                                 British Virgin Islands
                   (A) ENI de Honduras SRL                              Honduras
            (viii) IFX/ENI-SPC VII, Inc.                                British Virgin Islands
                   (A) ENI de Nicaragua SRL                             Nicaragua
            (ix)   IFX/ENI-SPC VIII, Inc.                               British Virgin Islands
                   (A) Zupernet Limitada                                Bolivia
            (x)    IFX/ENI-SPC IX, Inc.                                 British Virgin Islands
            (xi)   IFX/ENI-SPC X, Inc.                                  British Virgin Islands
            (xii)  ENI Mexican Holdings, Inc.                           State of Delaware
                   (A) Interweb de Mexico, S.A. de C.V.                 Mexico
            (xiii) IFX/ENI-SPC Ecuador, Inc.                            British Virgin Islands
            (xiv)  IFX/ENI-SPC El Salvador, Inc.                        British Virgin Islands
            (xv)   IFX/ENI-SPC Guatemala, Inc.                          British Virgin Islands
            (xvi)  IFX/ENI-SPC Nicaragua, Inc.                          British Virgin Islands
            (xvii) IFX/ENI-SPC Honduras, Inc.                           British Virgin Islands
            (xviii)IFX/ENI-SPC Panama, Inc.                             British Virgin Islands
            (xix)  IFX/ENI-SPC Uruguay, Inc.                            British Virgin Islands
            (xx)   Minority Stock Holding Corp.                         British Virgin Islands
            (xxi)  ENI Brazilian Holdings, Inc.                         State of Delaware
            (xxii) CELC/IFX, LLC                                        State of Delaware
                   (A) Communications Equipment Leasing Corp.           British Virgin Islands

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